UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2009

P&F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Reference is made to Item 2.01 which is hereby incorporated herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 10, 2009, pursuant to an Asset Purchase Agreement dated as of June 8, 2009 (the “Asset Purchase Agreement”), WM Coffman LLC, a Delaware limited liability company (“Purchaser”) and an indirect subsidiary of P & F Industries, Inc. (the “Company”), acquired substantially all of the assets (the “Assets”) of Coffman Stairs, LLC, a Delaware limited liability company (“Seller”).  The purchase price consisted of $4,528,098.36 payable in cash, $3,971,901.64 in principal pursuant to a promissory note, dated June 8, 2009, made payable by Purchaser to the order of Seller (the “Seller Note”) and the assumption of certain payables, liabilities and obligations.  Subject to certain conditions, Purchaser also agreed to pay to Seller certain additional contingent payments based upon the financial performance of the Purchaser’s business and certain other factors described in the Asset Purchase Agreement.  The Assets were used by the Seller in the business of manufacturing and/or selling interior wood and iron stair components throughout the United States.

Interest on the unpaid principal balance of the Seller Note accrues (1) from June 8, 2009 until the Maturity Date (as defined below), at the rate of six and one-half percent (6.5%) per annum, (2) from and after the Maturity Date, or during the continuance of an Event of Default (as defined in the Seller Note), at the rate set forth in (1) plus two percent (2%), or (3) if less than the rates applicable under (1) and (2), the maximum rate permitted by law.  The principal amount and accrued interest due pursuant to the Seller Note is payable on the date (the “Maturity Date”) that is the latter of (1) the last day of the Contingency Period (as defined in the Asset Purchase Agreement) or (2) the earlier of (a) the date that is three (3) years and ninety (90) days after the date of the Seller Note or (b) the date that all obligations under the Loan Agreement (as defined below) are satisfied in full.  Pursuant to the terms of the Seller Note, all obligations under the Seller Note are subject to the terms of a Subordination Agreement, dated as of June 8, 2009, among Purchaser, Seller and PNC Bank, National Association (“PNC”).

Contemporaneously with the execution and delivery of the Asset Purchase Agreement, Purchaser and Seller entered into an Assignment and Assumption of Lease Agreement dated as of June 8, 2009 (the “Assignment and Assumption Agreement”).  Pursuant to the Assignment and Assumption Agreement, Seller transferred, conveyed and assigned to Purchaser all of its right, title and interest, as tenant, in, to and under, and Purchaser assumed all rights, obligations and liabilities of Seller under, that certain Lease Agreement, dated as of March 30, 2007, by and between AGNL Coffman, L.L.C., as landlord (“AGNL”), and Seller and Visador Holding Corporation (“Visador”), jointly and severally, as tenant (the “Lease Agreement”), for the lease of certain real property located in Marion, Virginia (the “Leased Premises”). The Lease Agreement provides for (1) an expiration date of March 30, 2027, unless all monies owed under the Lease Agreement are not paid by March 30, 2027, in which case AGNL may extend the term until the date that such monies are paid and (2) a basic rent of $580,000 per annum, payable quarterly in advance on July 1st, October 1st, January 1st and April 1st, in equal installments of $145,000 and at such additional rent as is set forth in the Lease Agreement, including, but not limited to, all costs of landlord and tenant incurred in connection with the ownership, use and maintenance of the Leased Premises.  Further, Purchaser entered into a First Amendment to Lease Agreement, dated as of June 8, 2009 (the “First Amendment”), which First Amendment provides for (1) Purchaser to become the tenant under the Lease Agreement, (2) Purchaser posting with the landlord a security deposit in the amount of $100,000, and (3) modifications to certain definitions and covenants in the Lease Agreement.

Contemporaneously with the execution and delivery of the Asset Purchase Agreement, Purchaser also entered into a Management Agreement with Visador (the “Visador Management Agreement”), pursuant to which Purchaser agreed to pay an advisory fee to Visador in exchange for Visador providing consulting and advisory services to the Purchaser during the Contingency Period, as follows: (a) $0 for the year commencing June 8, 2009 and ending on June 7, 2010 (the “First Year”), provided, however, that if that certain Consulting Agreement (as defined in the Visador Management Agreement), is not terminated by Visador for any reason or by Purchaser for Cause (as defined in the Visador Management Agreement) (a “Smith Termination”) during said year, then the advisory fee for the First Year shall be $200,000, (b) $0 for the year commencing on June 8, 2010 and ending on June 7, 2011 (the “Second Year”), provided, however, that if there is no Smith Termination during the First Year, and there is no Smith Termination during the Second Year, then the advisory fee for the Second Year shall be $300,000, and (c) $250,000 for each year thereafter that the Visador Management Agreement remains in full force and effect.

Further, contemporaneously with the execution and delivery of the Asset Purchase Agreement, Purchaser’s members, Woodmark International, L.P. (“Woodmark”) and Pacific Stair Products, Inc. (“PSP”), contributed to Purchaser certain assets of Woodmark and PSP, respectively, subject to Purchaser’s assumption of certain liabilities and obligations of each of Woodmark and PSP (the “Asset Contribution”).  In addition, Woodmark and PSP entered into certain agreements with Purchaser, effectively transferring the Company’s stair parts business to Purchaser.

On June 10, 2009, Purchaser entered into a Revolving Credit, Term Loan and Security Agreement, dated as of June 8, 2009 (the “Loan Agreement”), among Purchaser, the Lenders (as defined in the Loan Agreement) and PNC Bank, as agent for Lenders, pursuant to which Purchaser may receive loans from PNC Bank in the aggregate principal amount of $12,000,000 (the “Loans”), to be used for, among other things, the purchase of the Assets of Seller.

Pursuant to a Reimbursement Agreement, dated as of June 8, 2009 (the “Reimbursement Agreement”), Purchaser (1) requested that Richard Horowitz, President and Chief Executive Officer, and a principal stockholder, of the Company (“Horowitz”), cause New York Commercial Bank (“NYCB”) to issue to PNC Bank two letters of credit (each a “Letter of

Credit” and collectively, the “Letters of Credit”), each in the amount of $145,000, terminating on the earliest of (a) 5:00 p.m. eastern time on June 30, 2010 for one Letter of Credit and September 30, 2010 for the other Letter of Credit, or if not a business day, the next following business day, (b) the date on which there has been a drawing, (c) the day upon which a substitute letter of credit becomes effective, or (d) the date a Letter of Credit shall be delivered to NYCB for cancellation as set forth in the Loan Agreement and (2) agreed that any drawing under the Letters of Credit that results in Horowitz being liable to NYCB for the amount of such draw shall be converted into a loan from Horowitz to Purchaser and evidenced by a note issued by Purchaser to the order of Horowitz (the “Letter of Credit Note”), bearing interest at the rate of six and one half percent (6.5%) from the date of the Letter of Credit Note to its maturity.  Kenneth M. Scheriff, a member of the board of directors of the Company, is an Executive Vice President of NYCB.

In connection with the Loan Agreement, Purchaser executed and delivered to PNC Bank a Term Note, dated June 8, 2009, in the original principal amount of $1,134,000 (the “Term Note”) and a Revolving Credit Note, dated June 8, 2009, in the original principal amount of $10,866,000 (the “Revolving Credit Note”) evidencing Purchaser’s obligation to repay the Loans.  The principal on the Term Note is payable in twenty-four (24) equal monthly installments of $47,250, commencing on July 1, 2009.  The interest on the Term Note accrues at either the Alternate Base Rate (as defined in the Loan Agreement) (“ABR”) plus the applicable margin or at 1, 2 or 3 month LIBOR plus the applicable margin (“LIBOR”), and said interest is payable monthly in arrears on the first (1st) business day of each month for ABR borrowings and at the end of the applicable interest period for LIBOR borrowings.  The Revolving Advances (as defined in the Loan Agreement) in connection with the Revolving Credit Note are available for borrowing until the Revolving Credit Note matures on July 1, 2012, subject to a borrowing base as set forth in the Loan Agreement.  The interest on the Revolving Credit Note accrues at either the ABR plus the applicable margin or at 1, 2 or 3 month LIBOR plus the applicable margin, and said interest is payable monthly in arrears on the first (1st) business day of each month for ABR borrowings and at the end of the applicable interest period for LIBOR borrowings.  The amount of Revolving Advances drawn by Purchaser as of June 10, 2009 was $6,176,214.07.

Contemporaneously with the execution and delivery of this Asset Purchase Agreement,  Purchaser also executed and delivered to Citibank, N.A. (“Citibank”) and HSBC Bank USA, National Association (“HSBC”) (collectively, the “Lenders”) Amendment No. 19 and Waiver to Credit Agreement (“Amendment”), which modified the Credit Agreement, dated June 30, 2004, as previously amended  (the “Credit Agreement”), by and among the Company, the Lenders, Citibank, as Administrative Agent, and the following subsidiaries of the Company: Florida Pneumatic Manufacturing Corporation, Embassy Industries, Inc., Green Manufacturing, Inc., Countrywide Hardware, Inc., Nationwide Industries, Inc., Woodmark, PSP, WILP Holdings, Inc., Continental Tool Group, Inc. and Hy-Tech Machine, Inc. (collectively, the “Co-Borrowers”).  The Amendment, among other things, (1) amended the margins on the Revolving Credit Loans and Additional Term Loans priced as LIBOR Loans (as such terms are defined in the Credit Agreement); (2) revised certain financial covenants, the borrowing base and related definitions; and (3) waived compliance with certain negative covenants to permit the Company, Woodmark and PSP to consummate the Asset Contribution.  The Amendment also replaced the previously existing revolving loan notes, that provided for an aggregate principal amount of up to $22,000,000, with new revolving loan notes that provide for an aggregate principal amount of up to $20,700,000 (one payable to Citibank in the principal amount of $13,455,000 (the “Fourth Amended and Restated Citibank Note”) and the other payable to HSBC in the principal amount of $7,245,000 (the “Fourth Amended and Restated HSBC Note”)). The Amendment further provided that the maximum Revolving Credit loans will be further reduced on August 31, 2009 to an aggregate principal amount of $19,400,000 ($12,610,000 in respect of Citibank and $6,790,000 in respect of HSBC).

The descriptions of the Asset Purchase Agreement, the Seller Note, the Assignment and Assumption Agreement, the Visador Management Agreement, the Lease Agreement, the First Amendment, the Loan Agreement, the Reimbursement Agreement, the Term Note, the Revolving Credit Note, the Amendment, the Fourth Amended and Restated Citibank Note and the Fourth Amended and Restated HSBC Note are qualified in their entirety by reference to the Asset Purchase Agreement, the Seller Note, the Assignment and Assumption Agreement, the Visador Management Agreement, the Lease Agreement, the First Amendment, the Loan Agreement, the Reimbursement Agreement, the Term Note, the Revolving Credit Note, the Amendment, the Fourth Amended and Restated Citibank Note and the Fourth Amended and Restated HSBC Note filed hereto as Exhibits 2.1, 2.2, 2.3, 2.4, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively. On June 10, 2009, the Company issued a press release (the “Press Release”) announcing the entering into of the Asset Purchase Agreement described herein. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company

Reference is made to Item 2.01 which is hereby incorporated herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

2.1	Asset Purchase Agreement, dated as of June 8, 2009, by and between Seller and Purchaser.

2.2	Seller Note, dated June 8, 2009, made payable by Purchaser to Seller.

2.3	Assignment and Assumption of Lease Agreement, made and entered into as of June 8, 2009, by and among Seller and Purchaser.

2.4	Management Agreement, dated June 8, 2009, between Purchaser and Visador.

10.1	Lease Agreement, dated as of March 30, 2007, by and between AGNL Coffman, L.L.C. and Coffman Stairs, LLC and Visador.

10.2	First Amendment to Lease Agreement, dated as of June 8, 2007, made by AGNL Coffman, L.L.C. and Purchaser.

10.3	Revolving Credit, Term Loan and Security Agreement, dated as of June 8, 2009, among Purchaser, the Lenders and PNC Bank.

10.4	Reimbursement Agreement, dated as of June 8, 2009, by and between Purchaser and Horowitz.

10.5	Term Note, dated June 8, 2009, made payable by Purchaser to the order of PNC Bank in the original principal amount of $1,134,000.

10.6	Revolving Credit Note, dated June 8, 2009, made payable by Purchaser to the order of PNC Bank in the original principal amount of $10,866,000.

10.7	Amendment No. 19 and Waiver to Credit Agreement, dated as of June 10, 2009, by and among the Company, the Lenders, Citibank, as Administrative Agent, and the Co-Borrowers.

10.8	Fourth Amended and Restated Revolving Credit Note, dated June 10, 2009, issued by the Co-Borrowers to HSBC.

10.9	Fourth Amended and Restated Revolving Credit Note, dated June 10, 2009, issued by the Co-Borrowers to Citibank.

99.1	Press Release, dated June 10, 2009, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

Date: June 16, 2009

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer